As filed with the Securities and Exchange Commission on August 2, 2006
Registration No. 333-132901

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALIFAX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0829246
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 750-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles L. McNew
President and Chief Executive Officer
Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 658-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies to:
Jane K. Storero
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
(215) 569-5500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as the selling shareholders may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 2, 2006
PROSPECTUS
HALIFAX CORPORATION
494,918 Shares of Common Stock
     This prospectus relates to the resale of up to 494,918 shares of our common stock, par value $0.24 per share, by the shareholders listed on page 14, referred to as the selling shareholders. The common stock that may be offered and sold by the selling shareholders under this prospectus includes (i) 259,264 shares issued in connection with our acquisition of Microserv, Inc. completed on August 29, 2003, and (ii) 235,654 shares issued in connection with our acquisition of AlphaNational Technology Services, Inc. completed on September 30, 2004.
     The selling shareholders may use this prospectus to resell from time to time their shares of common stock. The shares will be sold, if at all, at prevailing market prices for our common stock or at prices negotiated by the selling shareholders. The selling shareholders may engage broker dealers to sell the shares. Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated. We will not receive any proceeds from the sale of our common stock by the selling shareholders.
     Our common stock is listed on the American Stock Exchange under the symbol “HX.” On July 31, 2006, the last sale price of our common stock as reported on the American Stock Exchange was $2.95 per share.

     The purchase of our common stock involves a high degree of risk. You are urged to carefully read the “Risk Factors” section beginning on page 3 of this prospectus, which describes specific risks and certain other information associated with an investment in our company that you should consider before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2006.

ii

PRELIMINARY NOTES
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. You should rely only on the information contained in or incorporated by reference into this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
     Unless otherwise indicated, all references to “we,” “us,” “our,” “Halifax” or the “company” in this prospectus refer to Halifax Corporation and its subsidiaries.
FORWARD-LOOKING STATEMENTS
     This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the Exchange Act. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future circumstances over many of which we have little or no control. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “expect” and similar expressions. Forward-looking statements are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements, including, without limitation, those relating to future business prospects, revenues, cessation of a long-term enterprise maintenance contract, estimated loss reserve, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include the concentration of our revenues, risks involved in contracting with our customers, including the difficulty to accurately estimate costs when bidding on a contract and the occurrence of start-up costs prior to receiving revenues and contracts with fixed price provisions, potential conflicts of interest, difficulties we may have in attracting and retaining management, professional and administrative staff, fluctuation in quarterly results, our ability to generate new business, our ability to maintain an effective system of internal controls, risks related to acquisitions and our acquisition strategy, continued favorable banking relationships, the availability of capital to finance operations and planned growth and ability to make payments on outstanding indebtedness, weakened economic conditions, reduced end-user purchases relative to expectations, pricing pressures, excess and obsolete inventory, acts of terrorism, energy prices, risks related to competition and our ability to continue to perform efficiently on contracts, and other risks and factors identified from time to time in the reports we file with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
     Forward-looking statements are intended to apply only at the time they are made. Moreover, whether or not stated in connection with a forward-looking statement, we undertake no obligation to correct or update a forward-looking statement should we later become aware that it is not likely to be achieved. If we were to update or correct a forward-looking statement, investors and others should not conclude that we will make additional updates or corrections thereafter.
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PROSPECTUS SUMMARY
     This summary highlights selected information regarding our company. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our common stock. For a more complete understanding of our company, we encourage you to read this entire document, including “Risk Factors,” the financial information included in or incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus.
Halifax Corporation
     Halifax Corporation, headquartered in Alexandria, Virginia, is a nationwide high availability, multi-vendor, enterprise maintenance service provider for enterprises, including businesses, global service providers, governmental agencies and other organizations. We offer a growing list of services to businesses, global service providers, governmental agencies, and other organizations. Our services are customized to meet each customer’s needs providing 7x24x365 service, personnel with required security clearances for certain governmental programs, project management services, depot repair and roll out services. We believe the flexible services we offer to our customers enable us to tailor a solution to obtain maximum efficiencies within their budgeting constraints.
     We have undertaken significant changes to our business in recent years. After selling our operational outsourcing division in 2001, we began the shift of our business to a predominantly services model. In August 2003, we completed the acquisition of Microserv, Inc., in September 2004, we completed the acquisition of AlphaNational Technology Services, Inc., and most recently, in December 2005, we acquired a contract from Technical Service and Support, Inc. These acquisitions significantly expanded our geographic base, strengthened our nationwide service delivery capabilities, bolstered management depth, and added several prestigious customers. In June 2005, we sold substantially all of the assets and certain liabilities of our secure network services business. We are continuing to focus on our core high availability maintenances services business while at the same time evaluating our future strategic direction.

     We were incorporated in 1967 under the laws of the Commonwealth of Virginia. We maintain our principal executive offices at Halifax Office Park, 5250 Cherokee Avenue, Alexandria, Virginia 22312. Our telephone number is (703) 658-2400, and our website is www.hxcorp.com. The information on the website listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. This website is and only is intended to be an active textual reference.

The Offering

Issuer	Halifax Corporation.

Shares offered in this prospectus	494,918 shares of common stock, par value $0.24 per share.

Common stock outstanding as of July 31, 2006	3,175,206 shares.

Use of proceeds	We will not receive any proceeds from the sale by the selling shareholders of their shares of common stock. See “Use of Proceeds.”

American Stock Exchange Symbol	Our common stock is listed on the American Stock Exchange under the symbol “HX.”

     For a more complete description of our common stock, see “Description of Capital Stock” on page 10 in this prospectus.
Risk Factors
You should carefully consider all of the information contained or incorporated by reference in this prospectus prior to investing in our common stock. In particular, you should carefully consider the information under “Risk Factors” included in this prospectus on page 3 so that you understand the risks associated with an investment in our common stock.

RISK FACTORS
     Investing in our common stock involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and, in particular, the risks described below before investing in our common stock. Additional risks and uncertainties not presently known to us or those we currently deem immaterial may impair our business operations in the future. If any of the following risks actually occur, our business, financial condition or results of operations could be materially harmed and you may lose part or all of your investment.
We experienced a loss from continuing operations of $4.5 million in fiscal 2006, and continued losses may negatively impact our financial position and value of our common stock.
We incurred a loss from continuing operations in fiscal 2006 of $4.5 million. The primary reasons for the loss from continuing operations in fiscal 2006 were expenses associated with a long-term, nationwide, enterprise maintenance contract which terminated on April 30, 2006 and a charge for impairment of goodwill. In addition, we may not be able to generate sufficient new business to replace the contribution margins derived from the contracts sold in connection with the sale of our secure network services business sold on June 30, 2005, contain costs to a reduced level or expand our existing business in order to regain profitable operations. Although we reported net income for the year ended March 31, 2006, the net income was the result of gain on the sale of our secure network services business on June 30, 2005.
We will continue to incur expenses in operating our business. As we focus on our core business, there are no assurances that our cost containment efforts will be successful in curbing expenses or that we will be able to accurately estimate start-up costs and expenses associated with new contracts. If we incur expenses at a greater pace than our revenues, we could incur additional losses. If we continue to experience losses, our financial position could be negatively impacted and the value of our common stock may decline.
Our revenues are derived from a few major customers, the loss of any of which could cause our results of operations to be adversely affected.
We have a number of major customers. Our largest customer accounted for 20%, 20%, and 22% of our revenues for the fiscal years ended March 31, 2006, 2005 and 2004, respectively. Through the aggregation of multiple contracts, our largest customer during fiscal year ended March 31, 2006 was IBM. Our five largest customers collectively accounted for 54%, 65% and 67% of revenues for the fiscal years ended March 31, 2006, 2005 and 2004, respectively. As of June 30, 2005, as a result of the sale of our secure network services business, we no longer have the economic benefit of any material contracts or subcontracts providing services to the Federal government. We anticipate that significant customer concentration will continue for the foreseeable future, although the companies which constitute our largest customers may change from period to period. Factors beyond our control, including political, state and federal budget issues, competitor prices and other factors may have an impact on our ability to retain contracts. The loss of any one or more of these customers may adversely affect our results. As a result of the sale of our secure network services business, there can be no assurances that we can replace the revenue stream from our secure network services business with other new business.
If we experience a decline in cash flow or are unable to maintain compliance with the covenants contained in our revolving credit facility, our ability to operate could be adversely affected.
If either cash flow from operations decline in value or borrowings under our revolving credit agreement are insufficient to meet our needs, our ability to operate could be adversely affected. In addition, the loss of a significant contract, adverse economic conditions or other adverse circumstances may cause our capital resources to change dramatically. Operating results may also be negatively affected due to costs associated with starting a major contract. Many costs associated with starting a new contract, such as hiring additional personnel, training, travel and logistics are expensed as incurred and may also significantly impact cash flow during the startup period. Additional funds, if needed, to help fund start-up costs related to a major new contract may not be available. We view our revolving credit facility as a critical source of available liquidity. This facility contains various conditions, covenants and representations with which we must be in compliance in order to borrow funds. We were not in compliance with the terms of our revolving credit facility at December 31, 2004 and March 31, 2005 as we failed to meet certain financial covenants. In both instances we requested and received waivers from our lender. On June 29, 2005 our revolving credit agreement was amended to adjust the covenants prospectively and to extend the maturity of the agreement to June 30, 2007. At March 31, 2006, we were in compliance with these financial covenants. There is no assurance that we will remain in compliance with the conditions, covenants and representations contained in the revolving credit agreement. Although we believe our relationship with our lender is satisfactory and we have requested and received waivers in the past for non-compliance with the financial covenants of our revolving credit agreement, there are no assurances that the lender will waive these covenants should we experience non-compliance in the future.
We operate in a highly competitive market. If we are unable to offer competitive products and services, our business may be adversely affected.
We have numerous competitors in our marketplace. Some competitors are large diversified firms having substantially greater financial resources and a larger technical staff than us, including, in some cases, the manufacturers of the systems being supported, and others are small companies within a regional market or market niche. Customer in-house capabilities can also create competition in that they perform certain services which might otherwise be performed by us. It is not possible to predict the extent of competition which our present or future activities will encounter because of changing competitive conditions, customer requirements, technological developments and other factors.
The industry in which we operate has been characterized by rapid technological advances that have resulted in frequent introductions of new products, product enhancements and aggressive pricing practices, which also impacts pricing of service activities. We continue to see significant price competition and customer demand for higher service attainment levels. In addition, there is significant price competition in the market for state and local government contracts as a result of budget issues, political pressure and other factors beyond our control. As experienced with losses of some of our contracts, high quality and longevity of service may have little influence in the customer decision making process. Also, our operating results could be adversely impacted should we be unable to achieve the revenues growth necessary to provide profitable operating margins in various operations.
Our operating results may be adversely affected because of pricing pressures brought about by competition, proprietary technology that we are unable to support, presence of competitors with greater financial and other resources or other factors beyond our control.
Our revenues and results of operations may vary period to period, which may cause the common stock price to fluctuate.
Our quarterly and annual revenues and results of operations may vary significantly in the future due to a number of factors, which could cause the common stock price to fluctuate greatly. Factors that may affect our quarterly and annual results include but are not limited to:
•	changes in economic conditions;

•	disruptions or downturns in general economic activity resulting from terrorist activity and armed conflict;

•	competitive pricing pressure;

•	lengthening sales cycles;

•	obsolescence of technology;

•	increases in prices of components used to support our enterprise maintenance solutions;

•	loss of material contracts; and

•	the success of our business strategy in providing improved operating results.
Unfavorable economic conditions and additional costs associated with a new long-term nationwide enterprise maintenance contract have adversely affected our results of operations and led to a decline in our growth rates. We incurred a loss from continuing operations of $4.5 million for the fiscal year ended March 31, 2006, which includes the effect of additional costs from this contract as well as a goodwill impairment charge of $3.2 million. This contract was terminated on April 30, 2006.
Our business was also negatively affected by the economic slowdown and reductions in spending by our customers in 2006 and 2005. The rate at which the portions of our industry improve is critical to our overall performance.
Many of our services are sold as part of a larger technology outsourcing solution. In the past, we have experienced historical growth in our business as we have assumed responsibility for maintaining our customers IT infrastructure. The demand for these services has been adversely affected by the effects of a weakened economy in recent periods with many businesses focusing on cost containment strategies and eliminating or curtailing maintenance.
Although revenues increased in the fiscal year ended March 31, 2006, we have been unable to replace the contracts lost in connection with the sale of our secured networks services business which was completed on June 30, 2005 with a sufficient number of new contracts. As a result, there can be no assurances that either our revenues will increase over time or that we will be able to return to profitable operations.
We depend on recurring long-term contracts for services from a limited number of large original equipment manufacturers, or OEMs, partners and end users. Our agreements with OEMs are in the form of master service agreements and are typically cancelable, non-exclusive and have no minimum purchase requirements.
Factors beyond our control, including political, state and federal budget issues, price and other factors may have an impact on our ability to successfully retain contracts.
If we are unable to generate sufficient revenues, we may have to further down size.
On June 30, 2005, we sold our secure network services business. For fiscal years ended March 31, 2005 and 2004, the secure network services business generated revenues of $13.6 million and 9.4 million, respectively. Contribution to overhead of this business was $2.2 million and $1.2 million for fiscal years 2005 and 2004. If we are unable to generate sufficient new business to replace the business sold, we may be forced to consolidate our operations to reduce operating expense sufficiently to regain profitable operations. There can be no assurances that we will be able to generate sufficient new business or that our cost containment measures in place will provide us the ability to regain profitability in the future.
If we are unable to retain and attract highly qualified personnel to fulfill our contract obligations, our business may be harmed.
Our most important resource is our employees. Although many of our personnel are highly specialized, we have not experienced material difficulties obtaining the personnel required to perform under our contracts and generally do not bid on contracts where difficulty may be encountered in providing these necessary services. There can be no assurance that we will not experience difficulties in the future obtaining the personnel necessary to fulfill our obligations under our contracts.
We are subject to risks related to fluctuations in interest rates.
We are exposed to changes in interest rates, primarily as a result of using borrowed funds to finance our business. The floating interest debt exposes us to interest rate risk, with the primary interest rate exposure resulting from changes in the prime rate. Adverse changes in the interest rates or our inability to refinance our long-term obligations may have a material negative impact on our results of operations and financial condition.
We incur significant costs in connection with the start-up of new contracts before receiving related revenues, which could result in cash shortfalls and fluctuations in quarterly results from period to period.

When we are awarded a contract to provide services, we may incur expenses before we receive any contract payments. These expenses include purchasing equipment and hiring personnel. For example, contracts may not fund program start-up costs and we may be required to invest significant sums of money before receiving related contract payments. Additionally, any resulting cash shortfall could be exacerbated if we fail to either invoice the customer or to collect fees in a timely manner. A cash shortfall could result in significant consequences. For example, it:
•	could increase our vulnerability to general adverse economic and industry conditions;

•	will require us to dedicate a substantial portion of our cash flow from operations to service payments on its indebtedness; reducing the availability of our cash flow to fund future capital expenditures, working capital, execution of its growth strategy, research and development costs and other general corporate requirements;

•	could limit our flexibility in planning for, or reacting to, changes in its business and industry, which may place us at a competitive disadvantage compared with competitors; and

•	could limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.
As a result, there are no assurances that additional funds, if needed, to help fund start-up costs related to a major new contract would be available or, if available on terms advantageous to us.
Some of our contracts contain fixed-price provisions that could result in decreased profits if we fail to accurately estimate our costs.
Some of our contracts contain pricing provisions that require the payment of a set fee by the customer for our services regardless of the costs we incur in performing these services. In such situations, we are exposed to the risk that it will incur significant unforeseen costs in performing the contract. Therefore, the financial success of a fixed-price contract is dependent upon the accuracy of our cost estimates made during contract negotiations. Prior to bidding on a fixed-price contract, we attempt to factor in variables including equipment costs, labor and related expenses over the term of the contract. However, it is difficult to predict future costs, especially for contract terms that range from 3 to 5 years. Any shortfalls resulting from the risks associated with fixed-price contracts will reduce our working capital and profitability. Our inability to accurately estimate the cost of providing services under these contracts could have an adverse effect on our profitability and cash flows. One of the factors contributing to the loss from continuing operations we incurred for the year ended March 31, 2006, on a long-term nationwide enterprise maintenance contract, was underestimating failure rates on certain pieces of equipment, which resulted in increased parts and labor cost and not anticipating certain service costs. These costs were comprised of procurement and consumption of inventory, freight costs, increases in overtime and higher than anticipated usage of subcontractors. This contract was terminated on April 30, 2006.
If we are unable to effectively and efficiently reduce costs and replace the revenues lost as a result of the sale of our secure network services business, our results of operations may be adversely affected.

We have taken, and continue to take, cost reduction actions. Our ability to complete these actions and the impact of such actions on our business may be limited by a variety of factors. The cost reduction actions may in turn expose us to additional service delivery risks and have an adverse impact on our sales and profitability. We have been reducing costs and streamlining our business process throughout our organization. We have reduced our physical facilities, reduced our employee population, improved our repair facilities, and reduced other costs. The impact of these cost-reduction actions on our revenues and profitability may be influenced by factors including, but not limited to:
•	our ability to complete these on-going efforts,

•	our ability to generate the level of savings we expect and/or that are necessary to enable us to effectively compete,

•	decrease in employee personnel, ability to generate sufficient revenue and or reduce operating expenses to offset the contribution that was generated from the secure network services business which was sold on June 30, 2005, and

•	the performance of other parties under arrangements on which we rely to support parts or components.
If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders and customers could lose confidence in our financial reporting, which could harm our business, the trading price of our stock and our ability to retain our current customers or obtain new customers.
During fiscal 2005, we began to evaluate our internal controls over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments beginning in fiscal year ending March 31, 2008. In this regard, management will be required to dedicate internal resources to (i) assess and document the adequacy of internal controls over financial reporting, and (ii) take steps to improve control processes, where appropriate. If we fail to correct any issues in the design or operating effectiveness of internal controls over financial reporting or fail to prevent fraud, current and potential stockholders and customers could lose confidence in our financial reporting, which could harm our business, the trading price of our stock and our ability to retain our current customers and obtain new customers.
If we make future acquisitions of companies, technology and other assets that involve numerous risks such as difficulty integrating acquired companies, technologies and assets or generating an acceptable return on its investments.
If we pursue opportunities to acquire companies, technologies and assets that would complement our current service offerings, expand the breadth of its markets, enhance its technical capabilities, or that may otherwise offer growth opportunities as we have done in the past, we may not be able to generate an acceptable return on investment. Acquisitions involve numerous risks, including the following: difficulties in integrating the operations, technologies, products and personnel of the acquired companies;
•	diversion of management’s attention from normal daily operations of our business;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	initial dependence on unfamiliar supply chains or relatively small supply partners;

•	insufficient revenues to offset increased expenses associated with acquisitions; and

•	the potential loss of key employees of the acquired companies.
Acquisitions may also cause us to:
•	issue common stock or preferred stock or assume stock option plans that would dilute current shareholders’ percentage ownership;

•	use cash, which may result in a reduction of our liquidity;

•	assume liabilities;

•	record goodwill and non-amortizable intangible assets that would be subject to impairment testing and potential periodic impairment charges;

•	incur amortization expenses related to certain intangible assets;

•	incur large and immediate write-offs; and

•	become subject to litigation.
Mergers and acquisitions of companies in our industry and related industries are inherently risky, and no assurance can be given that our acquisition strategy will be successful, that we will have the resources to pursue this strategy, and will not materially adversely affect its business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could harm our business and operating results in a material way. Even when an acquired company has already developed and marketed products or services, there can be no assurance that product enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products or services.
We do not expect to pay dividends on our common stock.
We have not declared or paid any dividends on our common stock during fiscal 2006, 2005 or 2004 and do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Shareholders of our common stock may face a lack of liquidity.

Although our common stock is currently traded on the American Stock Exchange, given the fact that our common stock is thinly traded, there can be no assurance that the desirable characteristics of an active trading market for such securities will ever develop or be maintained. Therefore, each investor’s ability to control the timing of the liquidation of the investment in our common stock will be restricted and an investor may be required to retain his investment in our common stock indefinitely.
The market price of our common stock has been and is likely to continue to be volatile, which may make it difficult for shareholders to resell common stock when they want to and at prices they find attractive.
Our share price has been volatile due, in part, to the general volatile securities market. Factors other than our operating results may affect our share price may include the level of perceived growth of the industries in which we participate, market expectations of our performance success of the partners, and the sale or purchase of large amounts of our common stock.
Provisions in our corporate charter documents could delay or prevent a change in control.
Our Articles of Incorporation, as amended, and Bylaws contain certain provisions that would make a takeover of our company more difficult. Under our Articles of Incorporation, as amended, we have authorized 1,500,000 shares of preferred stock, which the Board of Directors may issue with terms, rights, preferences and designations as the Board of Directors may determine and without the vote of shareholders, unless otherwise required by law. Currently, there are no shares of preferred stock issued and outstanding. Issuing the preferred stock, depending on the rights, preferences and designations set by the Board of Directors, may delay, deter, or prevent a change in control of us. Issuing additional shares of common stock could result in a dilution of the voting power of the current holders of the common stock. This may tend to perpetuate existing management and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

USE OF PROCEEDS
     All sales of common stock, if any, pursuant to this prospectus will be by or for the account of the selling shareholders listed in this prospectus or any prospectus supplement. We will not receive any proceeds from the sale by any selling shareholders of their common stock.
DESCRIPTION OF CAPITAL STOCK
     We are authorized to issue 6,000,000 shares of common stock, par value $0.24 per share, and 1,500,000 shares of preferred stock, no par value, issuable in series, the relative rights, limitations and preferences of which may be designated by the Board of Directors. As of July 31, 2006, 3,175,206 shares of common stock were issued and outstanding and there were no shares of preferred stock designated or outstanding. As of July 31, 2006, 563,110 shares of common stock were reserved for issuance upon the exercise of outstanding stock options and warrants.
Common Stock
     Subject to preferences applicable to shares of preferred stock then outstanding, holders of our common stock are entitled, among other things (i) to share ratably in dividends if, when and as declared by the Board of Directors out of funds legally available therefor; and (ii) in the event of our liquidation, dissolution or winding-up to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses and payments of amounts owed to the holders of the preferred stock. The holders of our common stock do not have cumulative voting rights in the election of directors. The holders of our common stock have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to the terms of the preferred stock which we may issue in the future. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Unless required by applicable Virginia law, an amendment of our Articles of Incorporation, as amended, requires the approval of more than two-thirds of all votes entitled to be cast by each class of our securities entitled to vote on such amendment. Amendment or repeal of our Bylaws requires approval of the majority of the Board of Directors or a majority of shareholders entitled to vote at any meeting called for such purpose. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
     The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of our Articles of Incorporation, as amended, and limitations prescribed by the Virginia Stock Corporation Act, the Board of Directors is expressly authorized to issue shares, to fix the number of shares, to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, by adoption of an amendment to the Articles of Incorporation, as amended, as provided for in the relevant provisions of the Code of Virginia, in each case without any further action or vote by the shareholders.
     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of preferred stock pursuant to the Board of Directors’ authority described herein may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank superior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may adversely affect the market price of our common stock.
Registration Rights Agreements
     We are filing this registration statement, of which this prospectus is a part, pursuant to the provisions of registration rights agreements we entered into in connection with our acquisitions of Microserv, Inc., or Microserv, and AlphaNational Technology Services, Inc., or AlphaNational, completed on August 29, 2003 and September 30, 2004, respectively, in which acquisitions we issued shares of our common stock to shareholders of Microserv and AlphaNational, respectively. The description below of the registration rights agreements is qualified in its entirety by reference to the text of the registration rights agreements, each of which are incorporated by reference into this prospectus.
     Under each respective registration rights agreement, the shareholders of Microserv and AlphaNational party to that registration rights agreement may require us to file one registration statement under the Securities Act with respect to their shares of registrable common stock, subject to certain conditions and priority rights granted to other shareholders, if any. In addition, when we propose to register any shares of our common stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or Form S-8), we are required to give notice to the holders of common stock registrable under the registration rights agreements of the proposed registration and of their right to include their registrable common stock in such registration, referred to as piggyback registration rights. In addition to certain conditions, as well as any priority rights granted to other shareholders, the piggyback registration rights are subject to the right of the underwriter of such offering to limit the number of shares sold by the holders electing to participate in the registration if the underwriter advises us and the holders in writing that the number of shares required to be included by such holders would interfere with the successful marketing of the shares offered.
Anti-Takeover Provisions
     Our Articles of Incorporation, as amended, and Bylaws contain several provisions intended to limit the possibility of, or make more difficult, a takeover of us. In addition to providing for the issuance of preferred stock having terms established by the Board of Directors, without shareholder approval, the Articles of Incorporation, as amended, provide that: (i) to the extent permitted by law, the Articles of Incorporation, as amended, and the Bylaws, the Board of Directors may modify the Bylaws without shareholder approval; (ii) shareholders are not entitled to call a special meeting of shareholders; (iii) shareholders are not permitted to propose an amendment to our Articles of Incorporation, as amended, and (iv) shareholders may not cumulate their votes in connection with the election of directors.
     The Virginia Stock Corporation Act contains provisions governing “affiliated transactions” and “control share acquisitions.” These provisions only apply to corporations with 300 or more shareholders. These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and an interested shareholder, which is any holder of more than 10% of any class of its outstanding voting shares, by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.
     For three years following the time that an interested shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an affiliated transaction with such interested shareholder without approval of two-thirds of the voting shares, other than those shares beneficially owned by the interested shareholder, and majority approval of the “disinterested directors.” A disinterested director means, with respect to a particular interested shareholder, a member of the corporation’s board of directors who was (i) a member on the date on which an interested shareholder became an interested shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board. After the expiration of the three-year period, the statute requires approval of the affiliated transactions by two-thirds of the voting shares, other than those beneficially owned by the interested shareholder.
     The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation’s disinterested directors or that the transaction satisfies the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the interested shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation’s shares in the first step.
     None of these limitations and special voting requirements applies to a transaction with an interested shareholder whose acquisition of shares making such person an interested shareholder was approved by a majority of the Virginia corporation’s disinterested directors.
     These provisions were designed to deter various types of takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any interested shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the affiliated transactions provisions shall not apply to the corporation.
     Under Virginia anti-takeover law regulating “control share acquisitions,” shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares, other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares. Our Articles of Incorporation, as amended, and Bylaws do not render this provision inapplicable to our company. An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. Virginia law grants dissenters’ rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia-chartered public corporations.
     A “control share acquisition” means the direct or indirect acquisition, other than in an acquisition subject to an exception contained in the Virginia anti-takeover law, by any person of beneficial ownership of shares of an issuing public corporation that, except for the provisions of the Virginia anti-takeover law, would have voting rights and would, when added to all other shares of such issuing public corporation which then have voting rights and are beneficially owned by such person, would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors: (i) one-fifth or more but less than one-third of such votes; (ii) one-third or more but less than a majority of such votes; or (iii) a majority or more of such votes.
     The existence of the foregoing provisions of the Articles of Incorporation, as amended, Bylaws and the Virginia Stock Corporation Act may discourage other persons or companies from making a tender offer for, or seeking to acquire substantial amounts of our common stock.
Dividend Policy
     We have not paid any cash dividends on our common stock in fiscal 2004, fiscal 2005 or fiscal 2006, and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our indebtedness prohibit the payment of dividends without prior approval of the lender. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependant upon our financial condition, operating results, capital requirements, applicable contractual restrictions and such other factors as the Board of Directors deem relevant.
     As a Virginia corporation, we may not declare and pay dividends in capital stock if the amount paid exceeds an amount equal to the excess of our net assets paid-in capital, or, if there is no excess, our net profits for the current and or immediately preceding fiscal year.
Registrar and Transfer Agent
     The registrar and transfer agent for our common stock is American Stock Transfer and Trust.
Listing
     Our common stock is listed on the American Stock Exchange under the symbol “HX.”

SELLING SHAREHOLDERS
     The selling shareholders may from time to time offer and sell under this prospectus any or all of the shares of common stock listed below. The following table sets forth information about the amount of shares of common stock beneficially owned by each selling shareholder as of July 31, 2006 that may be offered from time to time under this prospectus. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended.
     We are filing this registration statement, of which this prospectus is a part, pursuant to the provisions of registration rights agreements we entered into with the selling shareholders. The common stock that may be offered and sold by the selling shareholders under this prospectus includes (i) 259,264 shares issued in connection with our acquisition of Microserv completed on August 29, 2003, and (ii) 235,654 shares issued in connection with our acquisition of AlphaNational completed on September 30, 2004.
     The table below has been prepared based upon the information furnished to us by the selling shareholders as of July 31, 2006. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their common stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.
     The nature of any position, office or other material relationship which each selling shareholder has had with us, any of our predecessors or our affiliates within the past three years is indicated in the footnotes to the table below.

		Number of		Percentage
	Number of	Shares of	Number of	of Common
	Shares of	Common	Shares of	Stock
	Common	Stock That	Common	Outstanding
	Stock Before	May be Sold	Stock After	After
Name of Selling Shareholder (1)	Offering	Hereby	Offering	Offering (2)
G. and A. Ryles Living Trust (3) (4)	101,491	101,491	—	—
Charles A. Harper (5)	48,625	48,265	—	—
Morris W. Horn (5)	18,100	18,100	—	—
Dan W. Lane (5)	60,332	60,332	—	—
Gary M. Lukowski (3)	157,773	157,773	—	—
Larry L. Whiteside (5)	108,597	108,597	—	—

Totals	494,918	494,918	—	—%

*	Less than one percent.

(1)	Information concerning the selling shareholders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus or to the registration statement of which this prospectus is a part, if and when required.

(2)	Calculated using 3,175,206 shares of common stock outstanding as of July 31, 2006.

(3)	The G. and A. Ryles Living Trust Dated October 29, 1968 (the “Trust”) and Mr. Lukowski are each former shareholders of Microserv. In accordance with the merger agreement related to our acquisition of Microserv, as partial consideration for the acquisition, the Trust, of which our director Gerald F. Ryles is the trustee, and Gary M. Lukowski, a greater than 5% holder of our common stock and our National Accounts Director, received 5% promissory notes worth an aggregate principal amount of $113,395 and $176,279, respectively, subject to reduction and setoff rights in accordance with the terms of the merger agreement. The notes were due on February 28, 2005. On July 1, 2005, we repaid the notes in full.

(4)	Gerald F. Ryles is the trustee of the Trust, in which capacity Mr. Ryles has the sole power to vote and dispose of the shares owned of record by the Trust.

(5)	Larry L. Whiteside, a former Senior Vice President, Support Services, Charles A. Harper, our Vice President of Support Services, Morris W. Horn and Dan W. Lane are each former shareholders of AlphaNational. In accordance with the merger agreement related to our acquisition of AlphaNational, as partial consideration for the acquisition, we issued to Messrs. Whiteside, Harper, Horn and Lane 6% promissory notes in the principal amounts of $230,769.23, $102,564.10, 38,461.54 and $128,205.13, respectively, subject to reduction and setoff rights in accordance with the terms of the merger agreement, and cash payments in the amounts of $92,307.69, $41,025.64, $15,384.62 and $51,282.05, respectively. The notes were due and payable on or before March 30, 2006. At March 31, 2006, an aggregate principal amount of $168,000 is outstanding on these notes. The notes were repaid in full in April 2006. Mr. Whiteside ceased to be employed by us on May 6, 2006.

     We cannot advise you as to whether the selling shareholders will in fact sell any or all of the shares of common stock listed in the table above. Moreover, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table above.
PLAN OF DISTRIBUTION
     Each selling shareholder, and any of their pledgees, assignees, donees, transferees and successors-in-interest, referred to as the selling shareholders, of our common stock, may, from time to time, sell any or all of their shares of common stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, referred to as the Securities Act, if available, rather than under this prospectus.
     It is possible that the selling shareholders may decide not to sell any or all of the common stock offered by them pursuant to this prospectus. In addition, the selling shareholders may transfer, devise or gift the common stock by other means not described in the prospectus.
     Broker dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated. Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
     In connection with the sale of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling shareholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.
     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.
     We agreed to keep this prospectus effective until the earlier of (i) in the case of shares held by affiliates of the Company, the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(e)(1)(i) under the Securities Act or any other rule of similar effect or (ii) the date on which all of the shares have been sold pursuant to the prospectus or Rule 144(k) under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of five business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
     The outstanding shares of our common stock are quoted on the American Stock Exchange under the symbol “HX.”
LEGAL MATTERS
     An opinion has been delivered by Blank Rome LLP, Philadelphia, Pennsylvania, to the effect that the shares of common stock being offered by this prospectus are legally issued, fully paid and non-assessable.
EXPERTS
     Grant Thornton LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended March 31, 2005 and 2006, as set forth in its reports, which are incorporated by reference into this prospectus. Our consolidated financial statements are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.
     The financial statements and the related financial statement schedules for the year ended March 31, 2004, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we have filed with the SEC at the SEC’s Public Reference Room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC’s website at http://www.sec.gov.
     We use our website, http://www.hxcorp.com to disclose certain information about us. The information on this website is not and should not be considered part of this prospectus and is not incorporated into this prospectus by reference. This website is, and is only intended to be, an active textual reference.
     We have filed a registration statement on Form S-3 with the SEC that covers the issuance of the common stock offered by this prospectus. This prospectus forms a part of the registration statement; however, the prospectus does not include all of the information included in the registration statement. As a result, you should refer to the registration statement for additional information about us and the common stock being offered by this prospectus. The SEC also allows us to “incorporate by reference” the information we file with the SEC which means we can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Later information filed by us with the SEC updates and supersedes this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the prospectus are not necessarily complete and you should review the referenced document itself for a complete understanding of its terms.
     The following documents filed by us under the Exchange Act with the SEC since March 31, 2006 are incorporated into this prospectus by reference:

Document	Period	Date of Filing
Annual Report on Form 10-K	March 31, 2006	June 23, 2006
Definitive Proxy Statement for the Annual Meeting of Shareholders	July 21, 2006	June 28, 2006
Current Report on Form 8-K	April 30, 2006	May 5, 2006
Current Report on Form 8-K	May 25, 2006	June 30, 2006
Current Report on Form 8-K	July 6, 2006	July 7, 2006
Current Report on Form 8-K	July 18, 2006	July 18, 2006

     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the date that this offering of our common stock is terminated shall be deemed to be incorporated by reference into this prospectus.
     Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of the document. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide, upon written or oral request without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents which are incorporated into this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you would like to request a copy of any such document, please write or call us at:
Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 658-2400
Attn: Joseph Sciacca

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimates (other than of the SEC registration fee) of the expenses of Halifax Corporation (the “Company”) in connection with the issuance and distribution of the shares of common stock being registered:

SEC registration fee	$162.00	(1)
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$15,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous expenses	$838.00

Total	$36,000.00

(1)	Actual; all other expenses are estimated.
     The selling shareholders will be responsible for payment of all underwriting discounts or commissions or agents’ commissions in connection with the sale of the common stock registered hereby.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Virginia Stock Corporation Act provides that the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (i) the amount specified in the articles of incorporation or, if approved by the shareholders, in the bylaws of such corporation as a limitation on or elimination of the liability of an officer or director or (ii) the greater of (a) $100,000 or (b) the applicable officer’s or director’s cash compensation received from the corporation during the twelve (12) month period immediately preceding the act or omission for which liability was imposed. These limitations, however, do not apply if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security. The Bylaws of the Company provide that in every instance permitted by the Virginia Stock Corporation Act, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to $100.00.
     The Bylaws also provide that the Company shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because he or she is or was a director or officer of the Company or because he or she is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding. No indemnification shall be provided, however, with respect to such director’s or officer’s willful misconduct or knowing violation of the criminal law. Obligations that the Company may have pursuant to the Bylaws to provide indemnification to its directors and executive officers for liabilities arising under the Securities Act may not be enforceable.
     The Company has purchased a policy of directors’ and officers’ liability insurance.

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ITEM 16. EXHIBITS

Exhibit
Number	Description of Document

4.1	Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended March 31, 1995.)

4.2	By-laws, as amended. (Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended March 31, 2004.)

4.3	Articles of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.3 to Form 10-K for the year ended March 31, 2000.)

4.4	Registration Rights and First Offer Agreement dated August 29, 2003 by and among the Company and the Purchasers identified therein. (Incorporated by reference to Exhibit 99.2 to Form 8-K dated August 29, 2003.)

4.5	Registration Rights Agreement dated September 30, 2004 among the Company and L. L. Whiteside, Charles A. Harper, Morris Horn and Dan Lane. (Incorporated by reference to Exhibit 10.2 to Form 10-Q for quarter ended September 30, 2004.)

5.1	Legal Opinion of Blank Rome LLP.*

10.1	Master Subcontract Agreement by and between the Company and Hewlett-Packard Company.*

23.1	Consent of Blank Rome LLP (Included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.*

*	Previously filed.

ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent

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no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
          (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia on July 31, 2006.

HALIFAX CORPORATION
By:	/s/ Charles L. McNew
Charles L. McNew
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons on July
31, 2006 in the capacities indicated.

NAME	TITLE

/s/ Charles L. McNew Charles L. McNew	President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ Joseph Sciacca Joseph Sciacca	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
* John H. Grover	Director
* Thomas L. Hewitt	Director
* Gerald F. Ryles	Director
* Arch C. Scurlock, Jr.	Director
* Daniel R. Young	Director
* John M. Toups	Director

* By:	/s/ Joseph Sciacca
Joseph Sciacca
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended March 31, 1995.)

4.2	By-laws, as amended. (Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended March 31, 2004.)

4.3	Articles of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.3 to Form 10-K for the year ended March 31, 2000.)

4.4	Registration Rights and First Offer Agreement dated August 29, 2003 by and among the Company and the Purchasers identified therein. (Incorporated by reference to Exhibit 99.2 to Form 8-K dated August 29, 2003.)

4.5	Registration Rights Agreement dated September 30, 2004 among the Company and L. L. Whiteside, Charles A. Harper, Morris Horn and Dan Lane. (Incorporated by reference to Exhibit 10.2 to Form 10-Q for quarter ended September 30, 2004.)

5.1	Legal Opinion of Blank Rome LLP.*

10.1	Master Subcontract Agreement by and between the Company and Hewlett-Packard Company.*

23.1	Consent of Blank Rome LLP (Included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.*